SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             ------------------------------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest Event reported):            January 8, 2001




                              GALAXY TELECOM, L.P.
  ----------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                      33-95299                   43-1697125
------------------------------- --------------------------  -------------------
(State or other jurisdiction of    (Commission file number)  (IRS Employer
incorporation or organization)                            Identification Number)


1220 North Main, Sikeston, Missouri                         63801
------------------------------------------        --------------------------
(Address of principal executive offices, zip code)

Registrant telephone number, including area code: (573) 472-8200

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Form 8-K
Galaxy Telecom, L.P.

Item 5. Other Events.

     On January 8, 2001 Galaxy Telecom, L.P. ("Galaxy") received written notice from Fleet National Bank, as agent of the lenders (the "Senior Lenders"), under Galaxy's 1995 Amended and Restated Loan Agreement (as amended, the "1995 Loan") and its 2000 Term Loan Agreement (the "2000 Loan" and collectively with the 1995 Loan, the "Loan Agreements") that Galaxy is in default under the 1995 Loan based upon its failure to make principal and interest payments and fees due December 31, 2000 (the "Payment Default"). This notice directs that Galaxy no longer make any distributions or payments on its $120,000,000 12-3/8% Senior Subordinated Notes due 2005 (the "Notes"), unless the Payment Default is cured, waived, the 1995 Loan has been discharged or paid in full or the Payment Default has been handled in another manner acceptable to the Senior Lenders under the 1995 Loan.

     Galaxy also received on January 8, 2001 written notice dated January 5, 2001 from Fleet National Bank, as agent of the Senior Lenders, that the Senior Lenders are exercising their rights to terminate their commitments under the Loan Agreements to make payments to Galaxy under the Loan Agreements due to Galaxy's Payment Default and Galaxy's failure to pay certain other principal and interest payments and fees that were due on December 31, 2000 under the 2000 Loan.


Item 7.           Financial Statements and Exhibits

                  (c)      Exhibits.

Exhibit No.                Description

 None.

Form 8-K
Galaxy Telecom, L.P.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                       GALAXY TELECOM, L.P.





Date: January 19, 2001               /s/ J. Keith Davidson
                                    ----------------------------------
                                     BY:     J. Keith Davidson
                                             Vice President - Finance
                                            (Principal Financial Officer)

                                  EXHIBIT INDEX

Exhibit Number             Description
--------------           ----------------------------------


None.